Exhibit 4(f)

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                      NON-QUALIFIED STOCK OPTION AGREEMENT
                            FOR INDEPENDENT DIRECTORS


     THIS AGREEMENT, dated ____________, 199_, is made by and between The Spectranetics Corporation, a Delaware corporation hereinafter referred to as the "Company," and _________________________, a member of the Board of Directors of the Company who is not an officer or employee of the Company or a Subsidiary of the Company, hereinafter referred to as the "Independent Director":

     WHEREAS, the Company wishes to afford the Independent Director the opportunity to purchase shares of its $0.001 par value Common Stock; and

     WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

     WHEREAS, the Board has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the non-qualified stock option provided for herein to the Independent Director as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

Section 1.1. Board

     "Board" shall mean the Board of Directors of the Company.

Section 1.2. Code

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3. Company

     "Company" shall mean The Spectranetics Corporation, a Delaware corporation.

Section 1.4. Exchange Act

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.



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Section 1.5. Option

     "Option" shall mean the non-qualified option to purchase Common Stock of the Company granted under this Agreement.

Section 1.6. Plan

     "Plan" shall mean The 1997 Equity Participation Plan of The Spectranetics Corporation.

Section 1.7. Rule 16b-3

     "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

Section 1.8. Secretary

     "Secretary" shall mean the Secretary of the Company.

Section 1.9. Securities Act

     "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.10. Subsidiary

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.

Section 1.11. Termination of Directorship

     "Termination of Directorship" shall mean the time when the Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to a Termination of Directorship.

                                   ARTICLE II.

                                 GRANT OF OPTION

Section 2.1. Grant of Option

     In consideration of the Independent Director's agreement to serve as a Director of the Company and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Independent Director the option to purchase any part or all of an aggregate of ________ shares of its $0.001 par value Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2. Purchase Price

     The purchase price of the shares of stock covered by the Option shall be $_____ per share without commission or other charge.



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Section 2.3. Consideration

     In consideration of the granting of this Option by the Company, the Independent Director agrees to serve as a Director of the Company until the next annual meeting of stockholders of the Company. Nothing in this Agreement or in the Plan shall confer upon the Independent Director any right to continue as a director of the Company.

Section 2.4. Adjustments in Option

     The Board shall make adjustments with respect to the Option in accordance with the provisions of Section 9.3 of the Plan.

                                  ARTICLE III.

                            PERIOD OF EXERCISABILITY

Section 3.1. Commencement of Exercisability

     (a) Subject to subsection (b) and Section 5.6, the Option shall become exercisable in installments as follows:

          (i) Beginning on the first anniversary of the date of grant, up to 33% of the shares covered by the Option;

          (ii) Beginning on the second anniversary of the date of grant, up to 66% of such shares; and

          (iii) Beginning on the third anniversary of the date of grant, up to 100% of such shares.

     (b) Notwithstanding the foregoing, an Option held by an Independent Director shall become immediately exercisable in full upon the death or disability of such Independent Director, upon an unsuccessful attempt by such Independent Director to win re-election to the Board after nomination for election at the recommendation of the Board, or in the event of a Corporate Transaction or Change of Control as provided in Section 3.3.

Section 3.2. Expiration of Option

     The Option may not be exercised to any extent by anyone after the first to occur of the following events:

     (a) The expiration of three (3) years from the date of the Independent Director's death;

     (b) The expiration of three (3) years from the date of the Independent Director's Termination of Directorship by reason of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

     (c) The expiration of three (3) years from the date of the Independent Director's retirement from the Board or an unsuccessful attempt to win re-election to the Board after nomination for election at the recommendation of the Board;



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     (d) The expiration of twelve (12) months from the date of the Independent
Director's Termination of Directorship for any reason other than such Independent Director's death, his permanent and total disability, retirement from the Board or an unsuccessful attempt to win re-election to the Board after nomination for election at the recommendation of the Board; or

     (e) The expiration of ten (10) years from the date the Option was granted [; or]

Section 3.3. Acceleration of Exercisability

     (a) Notwithstanding the foregoing Section 3.2, in the event of any Change in Control or Corporate Transaction, the Option shall, immediately prior to the effective date of the Change in Control or Corporate Transaction, automatically become fully exercisable for all of the shares of Common Stock at the time subject to the Option, and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

     (b) The Board may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with such acceleration of exercisability, including, but not by way of limitation, provisions to ensure that any such acceleration and resulting exercise shall be conditioned upon the consummation of the contemplated corporate transaction.

                                   ARTICLE IV.

                               EXERCISE OF OPTION

Section 4.1. Person Eligible to Exercise

     During the lifetime of the Independent Director, only he may exercise the Option or any portion thereof. After the death of the Independent Director, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the deceased Independent Director's will or under the then applicable laws of descent and distribution.

Section 4.2. Partial Exercise

     Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that each partial exercise shall be for not less than one hundred (100) shares (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

Section 4.3. Manner of Exercise

     The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

     (a) A written notice complying with the applicable rules established by the Board stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Independent Director or other person then entitled to exercise the Option or such portion; and



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     (b)

          (i) Full cash payment to the Secretary of the Company for the shares with respect to which such Option or portion is exercised; or

          (ii) With the consent of the Board, (A) shares of the Company's Common Stock owned by the Independent Director, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (B) shares of the Company's Common Stock issuable to the Independent Director upon exercise of the Option, with a Fair Market Value on the date of exercise of the Option or any portion thereof equal to the aggregate exercise price of the Option or exercised portion thereof; or

          (iii) With the consent of the Board, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or successor provision) and payable upon such terms as may be prescribed by the Board. The Board may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

          (iv) With the consent of the Board, property of any kind which constitutes good and valuable consideration; or

          (v) With the consent of the Board, a notice that the Independent Director has placed a market sell order with a broker with respect to shares of the Company's Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or

          (vi) With the consent of the Board, any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii),
     (iv) and (v); and

     (c) A bona fide written representation and agreement, in a form satisfactory to the Board, signed by the Independent Director or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Independent Director or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Board may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Board may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and



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     (d) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; with the consent of the Board, (i) shares of the Company's Common Stock owned by the Independent Director, duly endorsed for transfer, with a Fair Market Value on the date of delivery equal to the sums required to be withheld, or (ii) shares of the Company's Common Stock issuable to the Independent Director upon exercise of the Option with a Fair Market Value on the date of exercise of the Option or any portion thereof equal to the sums required to be withheld, may be used to make all or part of such payment; and

     (e) In the event the Option or portion shall be exercised pursuant to
Section 4.1 by any person or persons other than the Independent Director, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4. Conditions to Issuance of Stock Certificates

     The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

     (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

     (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board shall, in its absolute discretion, deem necessary or advisable; and

     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable; and

     (d) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon exercise of the Option; and

     (e) The lapse of such reasonable period of time following the exercise of the Option as the Board may from time to time establish for reasons of administrative convenience.

Section 4.5. Rights as Shareholder

     The Independent Director shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such Independent Director.



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                                   ARTICLE V.

                                OTHER PROVISIONS

Section 5.1. Administration

     The Board shall conduct the general administration of the Plan with respect to the Option granted under this Agreement. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Independent Director, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Board under the Plan and this Agreement except with respect to matters which under Rule 16b-3 or
Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Board.

Section 5.2. Option Not Transferable

     Neither the Option nor any interest or right therein or part thereof shall be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Independent Director or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

Section 5.3. Shares To Be Reserved

     The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4. Notices

     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Independent Director shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Independent Director shall, if the Independent Director is then deceased, be given to the Independent Director's personal representative if such representative has previously informed the Company of his status and address by written notice under this
Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service; provided, however, that any notice to be given by the Independent Director relating to the exercise of the Option or any portion thereof shall be deemed duly given upon receipt by the Secretary or his office.



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Section 5.5. Titles

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6. Shareholder Approval

     The Plan will be submitted for approval by the Company's shareholders within twelve (12) months after the date the Plan was initially adopted by the Board. This Option may not be exercised to any extent by anyone prior to the time when the Plan is approved by the shareholders, and if such approval has not been obtained by the end of said twelve-month period, this Option shall thereupon be cancelled and become null and void.

Section 5.7. Construction

     This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Colorado without regard to conflicts of laws thereof.

Section 5.8. Conformity to Securities Laws

     The Independent Director acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.9. Amendments

     This Agreement and the Plan may be amended without the consent of the Independent Director provided that such amendment would not impair any rights of the Independent Director under this Agreement. No amendment of this Agreement shall, without the consent of the Independent Director, impair any rights of the Independent Director under this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                        THE SPECTRANETICS CORPORATION

                                        By  ___________________________
                                            Name:
                                            Title:




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________________________________________
            Independent Director


________________________________________


________________________________________

________________________________________
                   Address


Independent Director's Taxpayer
Identification Number:


________________________________________



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